                                                                    EXHIBIT 10.9

                          INTEGRATED BASE STATION UNIT
                             DEVELOPMENT AGREEMENT

                                    between

                                 TELETRAC, INC.

                                      and

                            TADIRAN TELEMATICS LTD.

                            Dated: December 13, 1996



SCHEDULES
---------

1.4  INTERFACE PROTOCOLS
1.6  PROJECT SCHEDULE
1.9  SPECIFICATIONS
2.2  TESTING AND ACCEPTANCE
6.1  DEVELOPMENT PAYMENTS
6.2  PURCHASE PAYMENTS

EXHIBITS
--------

2.3  ESCROW AGREEMENT


                                       i

INTEGRATED BASE STATION UNIT DEVELOPMENT AGREEMENT
--------------------------------------------------

This Integrated Base Station Unit Development Agreement ("Agreement") is made and entered into December 13, 1996 (the "Effective Date") by and between
Teletrac Inc., a Delaware Corporation, ("Teletrac") with a place of business at
8900 State Line Road, Suite 500, Leawood, Kansas 66206, and Tadiran Telematics
Ltd., an Israeli corporation, ("Tadiran") with a place of business at 26
Hashoftim Street, Holon, Israel.

RECITALS
--------

Teletrac is a provider of location information and associated wireless messaging products and services, and Tadiran is a leading international electronics firm.
Under an existing agreement, Tadiran has been producing for Teletrac a number of
"Basestations" (as defined in that agreement). Tadiran and Teletrac now wish to enter into a new agreement, unrelated to the prior agreement, for the development of a second-generation Integrated Base Station Unit, or IBSU
(defined below), that differs from the Basestations produced under the existing agreement. The IBSU is intended to be the site receiver and signal processing subsystem for use in the Teletrac Markets (defined below).

NOW THEREFORE, In consideration of the promises and covenants contained herein, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

GENERAL TERMS AND CONDITIONS
----------------------------

1. DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings indicated below:

1.1. Agreement. "Agreement" shall mean the Recitals, these General Terms and
Conditions, and the Schedules that are attached hereto or incorporated herein by reference, all of which must be read together as a single document.

1.2. Existing Markets. "Existing Markets" shall mean those cities in which
Teletrac currently provides location and wireless services and products pursuant to licenses granted by the FCC to utilize 6 Mhz of spectrum in the Location and
Monitoring Services frequency band, i.e., Los Angeles, Chicago, Detroit,
Houston, Dallas, and Miami.

1.3. IBSU. "IBSU" shall mean the new site receiver and signal processing subsystem to be developed by Tadiran pursuant to this Agreement that will operate in the Teletrac Markets, and which will include but not be limited to:
(a) a modular and programmable RF unit assembly; (b) a control, communications, and signal processing unit.

1.4. Interface Protocols. "Interface Protocols" shall mean the signal and other protocols described in Schedule 1.4 with which the IBSU will be compatible.

1.5. Project Completion Date. "Project Completion Date" shall mean the date upon which it is established, pursuant to the testing and acceptance procedures of
Section 2.2, that the Prototypes operate in conformance with the Specifications
(defined below).

1.6. Project Schedule. "Project Schedule" shall mean the schedule for Tadiran's development of the IBSU, including milestone data and benchmarks, as set forth in Schedule 1.6.

1.7. Prototypes. "Prototypes" shall mean the initial, working IBSU prototypes delivered pursuant to this Agreement.

1.8. Service. "Services" shall mean the development services and other tasks and obligations to be performed by Tadiran pursuant to this Agreement.

1.9. Specifications. "Specifications" shall mean the requirements and specifications for the IBSU, as set forth in Schedule 1.9, as amended from time to time by the written agreement of the parties.

1.10. Tadiran's Project Manager. "Tadiran's Project Manager" shall mean Ben Zion
Beiski, or such other individual designated pursuant to the terms and conditions of this Agreement.

1.11. Teletrac's Project Manager. "Teletrac's Project Manager" shall mean Darwin
Thompson, or such other individual designated pursuant to the terms and conditions of this Agreement.

1.12. Teletrac Markets. "Teletrac Markets" shall mean the Existing Markets and any cities or areas in the future in which Teletrac provides location and wireless Services and products in accordance with the Interface Protocols.

2. DEVELOPMENT OF THE IBSU

2.1. Development of IBSU. Subject to the full and timely discharge of Teletrac's obligations under Section 6.1 hereof, Tadiran shall develop the IBSU in accordance with the Specifications and shall meet the deadlines set forth in the
Project Schedule. Tadiran shall generate for the developed assemblies detailed technical and operational documentation in accordance with Tadiran standards, which Tadiran represents and warrants to be commercially reasonable documentation standards, including detailed and understandable comments and all developed source code, for all software and firmware for the IBSU except the
RSSW software being provided by Teletrac for integration with the IBSU ("RSSW").
On or before each milestone date set forth in the Project Schedule, Tadiran shall deliver to Teletrac such deliverables (if any) as are required, under the
Project Schedule, to be completed by such milestone date.

2.2. Testing and Acceptance. Promptly after the respective milestone dates set forth in the Project Schedule for prototype testing, Tadiran and Teletrac shall jointly test the completed Prototype of the IBSU in accordance with the acceptance testing procedures specified in Schedule 2.2 hereto, to determine whether it conforms to the Specifications. If the Prototype does not conform to the Specifications, Tadiran will have an additional thirty (30) days to correct the Prototype and submit it for re-testing. If the Prototype does not confirm to the Specifications on the third such submission, then Tadiran shall be considered in Material Default.

2.3. IBSU Production Package. After acceptance of the last of the Prototypes, and at least 30 days before shipment of the first production order, Tadiran shall deliver to Data Securities International, Inc., as Escrow Holder pursuant to the form of Escrow Agreement attached hereto as Exhibit 2.3 (which agreement has been executed concurrently with this Agreement), the "IBSU Production
Package," which shall consist of all information necessary for the manufacture of the IBSU (but not including RSSW) including but not limited to: (a) schematic or other drawings or diagrams representing the circuitry of the IBSU, with devices and parts with part numbers cross-referenced to the bill of materials and with all respective connections shown; (b) a bill of materials that lists all parts and devices with part numbers and where appropriate specific electronic values for components such as resistors and capacitors; (c)
documentation of mechanical drawings with specifications for any unique plastic parts; (d) master artwork, drill charts, packaging and fabrication notes for printed circuit boards; and (e) complete object code for all computer programs that are a part of, or are used in connection with, the IBSU, along with all associated technical documentation. At the same time as the delivery of the IBSU
Production Package, Tadiran shall deliver to an Israeli escrow holder that has been approved in advance by Teletrac (the "Source Code Escrow Holder"), pursuant to an escrow agreement substantially the same as the agreement attached as
Exhibit 2.3, complete source code files for all computer programs that are a part of, or used in connection with, the IBSU, along with all associated technical documentation.

2.4. Changes. At any time or times after delivery of the last of the Prototypes and during the period of ten (10) years thereafter, Tadiran, at the request of
Teletrac (or of any vendor Teletrac may identify), shall produce and provide any reasonable, requested changes to the Prototypes requiring the use of source code files, at a price equal to Tadiran's cost (including overhead but excluding profit), and will deliver a copy of the modified source code to the Source Code
Escrow Holder, to be held pursuant to the source code escrow agreement.

3. MANAGEMENT AND OVERSIGHT RESPONSIBILITIES

3.1. Project Manager and Key Personnel. Tadiran represents that Tadiran's initial Project Manager and other key personnel who will provide the Services will be primarily dedicated to providing the Services and are experienced personnel who are, or will endeavor to become, knowledgeable as to the
Specifications and the Interface Protocols. If Tadiran's Project Manager or any
of the other key personnel fail to perform their roles, or their employment with
Tadiran is terminated or they are re-assigned, Tadiran shall promptly replace such person with another person who is at least equally as qualified and is approved by Teletrac (which approval shall not be unreasonably withheld or delayed). Tadiran's Project Manager shall have overall responsibility for directing all of Tadiran's activities hereunder and shall be vested with all necessary authority to fulfill that responsibility. Tadiran's Project Manager will also: (a) supervise and monitor Tadiran's performance under this Agreement;
and (b) attempt to resolve "Problems" (defined in Section 3.3) with Teletrac's
Project Manager. Teletrac's Project Manager shall have overall responsibility for directing all of Teletrac's activities hereunder and shall be vested with all necessary authority to fulfill that responsibility.

3.2. Reports; Meetings. Tadiran will deliver to Teletrac a written report not less than once every month. Tadiran's report will include, among other items reasonably requested by Teletrac from time to time: (a) a summary of Tadiran's activities since the last report; (b) a list of special

activities contemplated for the following period; (c) a detailed report on
Tadiran's development of the IBSU (until Project Completion Date); and (d)
matters relevant to the performance of Tadiran's obligations hereunder.
Tadiran's report will also specifically identify Problems to be resolved. On a mutually agreed upon date, but not less frequently than once per quarter, or immediately upon the request of either party, the Project Managers, and other appropriate personnel, will meet in person, or via telephone conference, to discuss any element of such reports or other matters.

3.3. Problems. A "Problem," as that term is used herein, shall mean any problem or circumstance that results from: (a) an alleged failure by either party to perform its obligations under this Agreement; (b) the alleged inadequacy of either party's performance; (c) a request for products, services or resources where the parties disagree whether such products, services or resources are within the scope of this Agreement; or (d) any event described in Section 14.1 or 14.2. If a Problem arises, the complaining party shall promptly notify the other party of such Problem, with a detailed description of the circumstances relating to that Problem. The parties shall promptly discuss and make all reasonable efforts to resolve such Problem.

3.4. Changes. Teletrac may at any time propose changes in the IBSU, by written request to Tadiran. Tadiran, upon receipt of any such written request, shall analyze the proposal and respond, in writing, within 30 days, providing specifications of the impact of the changes on pricing and on production scheduling, and, if the parties reach mutual written agreement, Tadiran shall implement the proposed changes.

4. TRAINING

Tadiran shall provide to Teletrac, at no additional cost, implementation, training and consulting services related to the IBSUs delivered pursuant to this
Agreement.

5. TELETRAC OBLIGATIONS

5.1. Assistance. Teletrac shall make reasonable Teletrac resources and personnel available at no cost to Tadiran to assist in the development and integration of the IBSU. Tadiran shall provide accommodations, namely office space, personal computers, and use of phones and e-mail at Tadiran premises in Holan, to
Teletrac personnel working at any Tadiran facility commensurate with those afforded Tadiran's own employees.

5.2. Tadiran Responsibility. Subject to the performance of Teletrac's obligations under Section 6.1 below, Tadiran shall have the sole and exclusive responsibility to develop the IBSU in accordance with the Specifications, to provide the Services, and to fulfill all other obligations of Tadiran under the terms and conditions of this Agreement.

6. PAYMENT OBLIGATIONS

6.1. Development Payments.

The price payable by Teletrac to Tadiran for all of the Services (including but not limited to the production and delivery of the Prototypes) shall not exceed a total of $4,550,000, shall be based upon Tadiran's normal rates and charges for similar projects to similarly situated customers, and

shall be payable in progress payments related to achievement of specific milestones, as set forth in Schedule 6.1 hereto. The parties acknowledge that, prior to the execution of this Agreement, Teletrac has paid Tadiran $300,000 of the foregoing amount. Upon execution of this Agreement, Teletrac shall pay to
Tadiran the additional sum of $701,000. Subject to the timely and complete achievement by Tadiran of each milestone related to the particular invoice, and the delivery to Teletrac of a written certification of the achievement of the milestone related to the invoice, each such invoice shall be payable by Teletrac within thirty (30) days of receipt of the invoice.

6.2. Purchase Payments. The price payable by Teletrac to Tadiran for IBSU units, and associated modules, and the arrangements for invoicing and payment, shall be as set forth on Schedule 6.2 hereto.

6.3. Disputed Amounts.

If Teletrac, in good faith, disputes any invoice, in whole or in part, either as to the fees and charges set forth therein or on account of the failure of such invoice to give Teletrac the full amount of any credits or set-offs to which
Teletrac believes it is entitled, Teletrac shall not be deemed in breach or default or Material Default under this Agreement, provided that: (a) Teletrac shall pay to Tadiran the undisputed net amount; (b) Teletrac shall pay the balance of the invoice into an escrow account with an independent third party, to be held pending resolution of the dispute; (c) Teletrac shall give Tadiran a reasonably detailed written explanation as to the reasons for the withheld amount; and (d) Teletrac and Tadiran shall meet and confer in good faith regarding such amount to resolve such dispute. In the event (or to the extent)
such disputed amount(s) are determined to have been properly charged by Tadiran, the escrowee shall promptly remit to Tadiran such disputed amount, plus any interest earned thereon while in escrow. Notwithstanding the foregoing, Teletrac shall not dispute any invoice, nor pay any amounts thereof unto escrow rather than to Tadiran, on the basis of a claim of defect as to any Prototype that has already been accepted by Teletrac pursuant to Section 2.2, and all amounts already paid into escrow on account of such dispute shall be released to Tadiran upon such acceptance.

6.4. Taxes and Duties.

Tadiran shall be responsible for payments of all taxes, duties, customs, etc.
payable in Israel in respect of this Agreement or the transactions hereunder.
Teletrac shall be responsible for payments of all taxes, duties, customs, etc.
payable in the U.S.A. in respect of this Agreement or the transactions hereunder, provided, however, that each party shall be responsible for presenting to the other copies of the invoices for all such taxes and duties and shall cooperate with the other's legal efforts to minimize any such taxes, customs, and duties. Further, each party shall defend and indemnify the other against all claims in respect of any taxes, customs, and duties for which it is responsible.

6.5. Delay.

In the event that Teletrac fails to make any payment to Tadiran (or into escrow, in the case of disputed payments) within the time frame specified in this
Agreement, then, in addition to any other remedies available to Tadiran,
Tadiran's deadlines and milestones under the Project

Schedule shall be automatically extended for a period equal to the delay (beyond the permitted time frame) in Teletrac's making the required payment.

6.6. Interest.

In the event that either Party fails to make any undisputed payment to the other
Party within the time frame specified in this Agreement, then, in addition to any other remedies available in respect of such failure, such Party shall pay the other Party interest on the unpaid amount calculated at a rate equal to one percent (1%) per month, beginning on the date on which such amount became due and payable. In the event and to the extent that any disputed payment allegedly owed by either party is determined to be properly due and owing, then such party shall promptly remit the disputed amount to the other party, plus interest calculated at a floating rate equal to two percent (2%) plus the "prime rate"
(calculated per annum) as published in the "Wall Street Journal" on the first business day of each month during which such amount remains unpaid, beginning with the month in which such disputed amount was properly invoiced.

7. PURCHASE COMMITMENT

Tadiran shall be capable of delivering the IBSU's to Teletrac in production quantities within sixty (60) days after acceptance by Teletrac of the Prototypes provided Teletrac, based upon scheduling requirements specified by Tadiran, has ordered IBSU units sufficiently in advance in order to provide commercially reasonable lead times for procurement of materials. From and after the date upon which Tadiran is able to begin full production of the IBSU, provided that
Tadiran has timely performed all of its obligations under this Agreement at such time and that all of Prototypes of the components have been accepted by
Teletrac, Teletrac will purchase from Tadiran all of the units (including all desired associated modules) that Teletrac may require, until Teletrac has acquired 1,500 units or (if occurring later) until the end of the 22nd calendar month after the month in which Tadiran delivered the first production units to
Teletrac. Thereafter, Teletrac may purchase its requirements from other suppliers than Tadiran, provided that:

(a) Teletrac shall give Tadiran the opportunity to bid on any such requirements;
and
(b) on purchases from other suppliers, Teletrac shall pay to Tadiran a royalty of $2,500 U.S. per IBSU unit (including any modules) produced from Tadiran's
IBSU Production Package.

In furtherance of the above, upon the later to occur of the two events described above (the acquisition of 1,500 units or the end of said 22nd calendar month):
(i) Tadiran shall provide Teletrac (and Teletrac may provide other suppliers it may designate) the production license as may be needed, including the IBSU
Production Package and all other documents and specifications necessary, for the manufacturing of IBSUs for Teletrac (but for no other purposes); and (ii) the
IBSU Production Package shall be delivered to Teletrac by the Escrow Holder.

8. PROPRIETARY RIGHTS

8.1. Pre-existing Components. Tadiran shall continue to own all right, title, and interest in all pre-existing information, and materials presently owned by
Tadiran that are to be included in the IBSU (the "Tadiran Components"). Teletrac shall continue to own all right, title and interest in all pre-existing, data, information and materials presently owned by Teletrac that are to be included in the IBSU (the "Teletrac Components"). Tadiran hereby grants Teletrac the perpetual worldwide royalty-free (subject to the provisions of Section 7), and exclusive right and license, under all applicable intellectual property laws, to distribute, copy and use the Tadiran Components, as incorporated in or integrated with the IBSU. Teletrac hereby grants Tadiran the limited, non-transferable, and non-exclusive right and license, under all applicable intellectual property rights, to use and copy the Teletrac Components, solely in order to fulfill Tadiran's obligations under this Agreement.

8.2. IBSU Ownership. Except as set forth in Section 8.1, the IBSU and all components thereof shall be owned by Tadiran. Tadiran shall be financially responsible for, and have sole control over: (a) the filing and prosecution of applications for intellectual property rights covering the IBSU or any component thereof, and (b) the enforcement and maintenance of all such intellectual property rights throughout the world. Teletrac shall have the right to file, at its own expense and in its discretion, applications in behalf of Tadiran for intellectual property rights covering the IBSU or any component thereof, as to which Tadiran has declined to file an application for an intellectual property right, or in such countries or regions as Tadiran has declined to file an application for an intellectual property right, provided that Teletrac has given prior written notice of its intent to Tadiran, and Tadiran has not initiated such applications within thirty (30) days after such notice. In the event that
Teletrac files any such application in behalf of Tadiran, Tadiran shall be the registered owner but Teletrac shall be entitled to any and all damages recovered by it in enforcing the intellectual property rights covered by said application.

8.3. Cooperation. The parties shall cooperate with one another in the prosecution and enforcement of intellectual property rights relating to the
IBSU.

9. NONCOMPETITION EXCLUSIVITY OBLIGATIONS

From the date of this Agreement until 10 years after the delivery of the last of the Prototypes, Tadiran will sell and distribute the IBSU only and exclusively to Teletrac. Any other sale or distribution of the IBSU shall require the prior written consent of Teletrac. At all times until 10 years after the discovery of the last of the Prototypes, Tadiran shall not provide IBSU, or any equipment or technology that is based upon the IBSU technology and performs time determination of arrival location, to any person or entity in the location technology market.

Unless otherwise agreed upon in writing, neither party shall solicit, hire or enter into any arrangement for employment or any other arrangement for the provision of product or services similar to those furnished hereunder, with any person or entity employed or retained by the other party to perform work in connection with this Agreement during that person's or entity's participation in the performance of this Agreement, and for one (1) year after the termination of that person's or entity's participation in the performance of this Agreement.

10. REPRESENTATIONS AND WARRANTIES

10.1. Tadiran's Warranties.

Tadiran represents and warrants (hereinafter the "Warranties") that:

10.1.1. Legal and Corporate Authority. Tadiran is a duly formed corporation in good standing under the laws of Israel. Tadiran has all necessary rights, power and authority to enter into and perform this Agreement, and the execution, delivery and performance of this Agreement by Tadiran has been duly authorized by all necessary corporate action, the execution and performance of this
Agreement by Tadiran does not violate any law, statute, or regulation and does not breach any other agreement or covenant to which Tadiran is a party or by which it is bound. Tadiran has the right to provide the Services and Tadiran owns, free and clear of all liens and encumbrances (save for the floating charge by Tadiran's lender on all Tadiran assets, which charge does not affect any of
Tadiran's other representations or its ability and right to perform its obligations under this Agreement). All right, title and interest in and to the tangible property and technology and the like, that Tadiran intends to use to provide the Services and in and to the related patent, copyright, trademark, trade secret and other proprietary rights, or has otherwise received appropriate licenses or leases from third parties to do so.

10.1.2. Development of the IBSU. Tadiran can and will develop the IBSU in accordance with the Specifications and Project Schedule. Tadiran will perform the Services in a timely, professional, workpersonlike manner, in accordance within industry-standards.

10.1.3. Proprietary Rights Infringement. Neither the IBSU nor any of its
components will infringe upon any third party's patent, trademark, copyright, trade secret or other intellectual property right.

10.1.4. Compatibility. All IBSUs supplied under this Agreement shall be 100%
plug compatible and shall be 100% interchangeable at the board level.

10.1.5. Merchantability and Fitness. The IBSUs supplied under this Agreement will be merchantable and fit for use within the Specifications.

10.1.6. Obligation to Meet Legal Standards. Tadiran shall at all times perform its obligations under this Agreement as a manufacturer in accordance with, and shall ensure that the IBSU complies with, all of the standards set forth by each law, regulation, or any governmental agency that regulates Tadiran or is applicable to the manufacture of products that are exported into the U.S.A.
Without limiting the generality of the foregoing, Tadiran shall be responsible for obtaining all FCC-type acceptances necessary for the operation of the IBSU's in the U.S.A.

10.2. Teletrac's Warranty.

Teletrac represents and warrants that it is a duly formed corporation in good standing (under the laws of the State of Delaware; that it has full power and authority to enter into and perform this Agreement; that the execution, delivery and performance of this Agreement by Teletrac have been duly authorized by all necessary corporate action; that the execution and performance of this Agreement by Teletrac do not violate any law, statute or regulation and do not breach any other agreement or covenant to which Teletrac is a party or by which it is bound. Teletrac warrants that it has all funds necessary to fulfill all its obligations under Section 6 above.

11. INDEMNIFICATION

11.1. Tadiran's Obligations.

11.1.1. Tadiran shall defend (or at its option settle), indemnify and hold
Teletrac harmless from and shall pay any and all liabilities, losses, costs, and expenses (including reasonable attorneys' fees) associated with any claim against Teletrac, arising out of bodily injury (including death) or damage to property (including loss of use of property and down time) that occurs in connection with the performance by Tadiran of Services, to the extent that such injury or damage is caused by the negligence or willful misconduct of Tadiran's personnel, agents or subcontractors.

11.1.2. Tadiran shall defend (or, at its option, settle) and hold Teletrac harmless and shall pay any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees), arising out of any claim brought by any third party against Teletrac for actual or alleged infringement of any patent, trademark, copyright or other intellectual property right
(including, but not limited to, misappropriation of trade secrets) by the IBSU or any component thereof, except for the Teletrac Components.

11.2. Teletrac's Obligations.

Teletrac shall defend (or at its option settle), indemnify and hold Tadiran harmless from and shall pay any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees) associated with any claim against Tadiran, arising out of bodily injury (including death) or damage to property (including loss of use of property and down time) that occurs in connection with the performance by Teletrac of its obligations under this
Agreement, to the extent that such injury or damage is caused by the negligence or willful misconduct of Tadiran's personnel, agents or subcontractors.

12. CONFIDENTIALITY

12.1. Confidential Information. For the purpose of this Agreement, "Confidential
Information" means any information or data (including but not limited to any technical or non-technical data, and any formula, pattern, compilation, program, device, method, technique, or process) that derives economic value, actual or potential, from not being generally known to other persons. To the extent consistent with this definition, Confidential Information includes the terms of this Agreement, the Specifications, the source code, structure, organization, design, algorithms, methods, flow charts, and logic flow associated with any software or firmware included with the IBSU; Teletrac's pricing, sales and training materials and procedures, and any other information marked as confidential by Teletrac or Tadiran. Confidential Information does not include information that has become publicly known or available without breach of this
Agreement.

12.2. Nondisclosure. Each party agrees: (a) to exercise the same degree of care and protection (but no less than a reasonable degree of care and protection)
with respect to the other party's Confidential Information as such party exercises with respect to its own confidential information; and (b) except as expressly authorized by this Agreement, not to, directly or indirectly, disclose, copy, transfer or allow access to the Confidential Information.

12.3. Injunctive Relief. Each party acknowledges and agrees that any violation of this Section 12 would cause irreparable injury for which the injured party would have no adequate remedy at law, and that the injured party shall be entitled to preliminary and other injunctive relief against the other party for any such violation. Such injunctive relief shall be in addition to, and in no way in limitation of, any and all other remedies or rights that the injured party shall have at law or in equity. The provisions of this Section 12 shall survive any termination of this Agreement.

13. DISPUTE RESOLUTION

13.1. Escalation Procedures.

Except for Problems that are governed by Section 12.3 hereof, to the extent practical and not as a limitation to either parties' rights under Section 14 below, if any dispute arises between the parties, and after good faith negotiations, the parties disagree as to the existence or its solution, the party raising the issue shall promptly provide written notice to the other. Each party shall promptly forward the disputed matter to an executive officer of such party that is not otherwise directly associated with this Agreement (the
"Executive Team"). All decisions of the Executive Team shall be made on a unanimous basis, and shall be binding with Tadiran and Teletrac. If the
Executive Team cannot resolve a dispute within fifteen (15) days after having been referred such dispute (and without regard to whether either party has contested whether these procedures, including the duty of good faith, have been followed), each party shall have the right to commence an arbitration, as set forth in Section 13.2. No party shall be obligated to this provision for breaches of Section 12 hereof.

13.2. Arbitration. In the event of any dispute, controversy or disagreement regarding performance under or interpretation of this Agreement that is not resolved pursuant to Section 13.1, the Parties agree that the dispute, controversy or disagreement shall be submitted to arbitration using the then-current Commercial Arbitration Rules of the American Arbitration
Association (the "AAA Rules"); provided, however, that disputes, controversies or disagreements regarding Section 12 shall not be subject to arbitration.
Notwithstanding the foregoing, and the then-current AAA Rules: (a) the arbitration proceeding shall be conducted by a single arbitrator, to be chosen by mutual agreement of a designee chosen by Teletrac and a designee chosen by
Tadiran (if such designees are unable to agree on the choice of an arbitrator, then such arbitrator shall be selected in accordance with the then-current AAA
Rules); (b) in order to be eligible to serve as an arbitrator, the arbitrator must have a minimum of five years experience in telecommunications activities during the eight years immediately preceding the dispute; (c) the existence, subject, evidence, proceedings, and ruling resulting from the arbitration proceeding shall be deemed Confidential Information, and shall not be disclosed by either party, their representatives or the arbitrators (except as may be necessary to enforce the arbitration award by the court); (d) the proceedings shall take place in New York, New York; (e) the arbitrator shall be required to prepare written findings of fact, together with a written award specifying its ruling; and (f) subject to the terms and conditions of this Agreement, the arbitrator's award may grant any remedy or relief which the arbitrator deems just and equitable. Each party shall bear its own arbitration costs and expenses, (including without limitation the costs and expenses of the arbitrator selected by it and fifty percent (50%) of the costs and expenses of a third arbitrator), provided, however, that the arbitrators may modify the allocation of fees, costs and expenses in the award in those cases where fairness dictates other than an equal

                                       10

allocation between the parties. The award shall be final and binding on the parties, and judgment on the award may be entered in and enforced by any court of competent jurisdiction.

13.3. No Termination or Suspension of Services.

Notwithstanding anything to the contrary contained herein, if any Problem or dispute arises between the parties, whether or not it requires at any time the use of the escalation procedures described above, in no event nor for any reason and unless and until authorized by a court of competent jurisdiction, shall
Tadiran stop performing its obligations hereunder, disable the IBSU or any other equipment or software, or perform any other action that prevents, slows down, or reduces in any way the performance of the IBSU or any of Tadiran's obligations hereunder or Teletrac's ability to perform its business; provided, however, that the foregoing shall not apply if Teletrac fails to make any payment as and when due hereunder (subject to the provisions of Section 6.3 hereof), and fails to cure such failure within thirty (30) days after the due date of the invoice.

14.  DEFAULT

14.1  Material Default.  A "Material Default" shall be deemed to have occurred under this Agreement if:

14.1.1. Failure to Develop IBSU. Tadiran fails to meet its obligations to develop the IBSU in accordance with the Specifications or the Project Schedule, on the terms and conditions set forth in Section 3 (subject to the provisions for cure and re-submission under Section 2.2).

14.1.2. Failure to Make Payments. Teletrac fails to make any payment as and when due hereunder (subject to the provisions of Section 6.3 hereof), and fails to cure such failure within thirty (30) days after the due date of the invoice.

14.1.3. Breach of Confidentiality. Either party breaches its obligation to the other party under Section 12, and fails to cure such breach within five (5) days after the party has received notice of such breach (if capable of cure).

14.1.4. Other Failures to Perform. Either party fails, neglects or refuses to duly observe or perform any other material obligation, covenant or condition under this Agreement and, in cases where the breach does not involve the violation of a law, the breaching party fails to cure such breach within thirty
(30) days after the breaching party has received notice of such breach.

14.1.5. Breach of Representation or Warranty. Any representation or warranty made in this Agreement by any party is discovered to be materially false.

14.1.6. Insolvency. A party becomes insolvent, generally fails to pay its debts as they become due, enters into receivership or any arrangement or composition with creditors generally, is the subject of a voluntary or involuntary petition or other action or proceeding for bankruptcy or reorganization or dissolution or winding-up or makes an assignment for the benefit of creditors, or ceases to do business as a going concern, or, a substantial part of a party's property is, or becomes, subject to any levy, seizure, assignment or sale, for or by any creditor or governmental agency without being released or satisfied within thirty (30) days thereafter. For purposes of this

                                       11

Section 14.1, references to "a party" shall, in the case of Tadiran, be deemed references to Tadiran Ltd. (the parent corporation of Tadiran), rather than to
Tadiran Telematics Ltd.

14.2. Force Majeure. Neither party shall be liable for delays or failure in performance that result from acts of God, acts of governmental or military authority, fires, floods, epidemics, riot, war, terrorist or enemy act, strikes, labor disturbances, or general call-up of military reserves ("Force Majeure
Event"), provided that the party experiencing the delay immediately notifies the other party of the delay and its anticipated duration. If a party suffers a
Force Majeure Event, its affected obligations shall be deemed suspended until the Force Majeure Event has ended and a reasonable period of time for overcoming the effects thereof has passed. Both parties shall use reasonable efforts to minimize delays that occur due to a Force Majeure Event.

14.3. Remedies.

14.3.1. Teletrac's Remedies. If Tadiran shall commit a Material Default under this Agreement, or in the event that the delay or interruption of performance resulting from a Force Majeure Event, as provided in Section 14.2, exceeds ninety (90) days, Teletrac, subject to the provisions of Section 13 hereof, shall have the following rights and remedies, none of which is exclusive and any or all of which may be pursued:

(a) Teletrac shall be entitled to terminate this Agreement, by providing Tadiran with a written notice to this effect.

(b) In case of a Material Default, Teletrac shall be entitled to suspend payment of any fees due and owing to Tadiran for up to ninety (90) days or until Tadiran earlier cures such Default or until Teletrac shall earlier elect to terminate this Agreement, and Teletrac shall be entitled to all other remedies that may be available to it under law or in equity. Teletrac's damages shall be limited to a refund of the development price paid to Tadiran and shall not include any incidental, exemplary, punitive or consequential damages (including lost profits); provided, however that: (i) these limitations on the amount and the types of Teletrac's damages shall not apply in the event that Tadiran has acted in a commercially unreasonable manner, with negligence in the performance of its obligation, or in bad faith, nor shall they apply to claims based upon Section
12 hereof; (ii) said limitations on the amounts and types of damages shall not apply to claims based upon the provision of IBSUs in violation of the provisions of Section 9 hereof; and (iii) with respect to breaches of Section 11 hereof, the amount of damages shall be limited to $4,550,000 but there shall be no limitations upon the types of damages and, in the event of a breach of Section
11.1.2, Tadiran shall promptly make appropriate modifications to the subject properties to make them non-infringing.

14.3.2. Tadiran's Remedies. If Teletrac shall commit a Material Default under this Agreement, Tadiran, subject to Section 13 hereof, shall be entitled to terminate this Agreement, by providing Teletrac with a written notice to this effect, and Tadiran shall have all the other remedies that may be available to it under law or in equity.

14.4. Termination Obligations. Upon termination of this Agreement for a Material default by Tadiran, Tadiran, and the Escrow Holder under the Escrow Agreement described in Section 2.3, shall each promptly deliver to Teletrac a copy of the
IBSU Production Package (at whatever state

                                       12

of completion, if not completed). In the case of a Material Default of a type identified in Section 14.1.6., Tadiran and the Source Code Escrow Holder shall each deliver to Teletrac a copy of the IBSU source code (at whatever state of completion) held by said escrow holder pursuant to Section 2.3.

15. NOTICES

Except as expressly stated herein, all notices, requests or communications provided for, or given under this Agreement, shall be in writing, and will be made by one of the fallowing methods: (a) personally, or (b) via certified mail
(postage prepaid and returned receipt requested), or (c) by facsimile, provided that a confirming copy with evidence of successful facsimile transmission is sent by one of the other methods herein, or (d) by an internationally recognized overnight courier to the parties, at the addresses or facsimile numbers set forth below or at such addresses or facsimile numbers as may be communicated in writing by either party to the other in accordance with this Section. All notices will be deemed given when actually received, or within ten (10) days after being sent, whichever occurs first.

Notices to Teletrac shall be delivered to Teletrac as follows:

Alan B. Howe
Teletrac, Inc.
8900 State Line Road
Suite 500
Leawood, Kansas  66206
Facsimile No.:  913-642-4214
cc:  Steven Scheiwe

Notices to Tadiran shall be delivered to Tadiran as follows:

Roman Sternberg
Tadiran Ltd.
26 Hashoftim Street
Holon, Israel
Facsimile No.:  972-3-557-4490

Any notice to be given, consent to be expressed, or other action to be taken by a party to this Agreement shall require a written document executed by an executive officer of such party (i.e., the chairman of the board of directors, the president, or a vice president, of the corporation) or a person expressly authorized in writing by such person to provide such notices.

16. MISCELLANEOUS

16.1. Entire Agreement. Except as expressly stated herein, this Agreement constitutes the entire understanding and agreement between the parties with respect to the transactions contemplated herein, and supersedes any and all prior or contemporaneous, oral or written communication with respect to the subject matter hereof, all of which are merged herein. No usage of trade, or other regular practice or method of dealing between the parties hereto or others, will be used to

                                       13

modify, interpret, supplement, or alter in any manner the express terms of this
Agreement. Neither party shall be deemed the draftsperson of this Agreement, for the purpose of the rule that the ambiguities in a contract shall be construed against the draftsperson.

16.2. Governing Law. This Agreement and the performance of the parties hereunder shall be governed and construed in accordance with the substantive laws of the
State of New York, without regard to any conflict of laws.

16.3. Captions; Counterparts; Section Numbers. Captions, Tables of Contents, and
Schedule Titles are used herein for convenience only and will not be used in the construction or interpretation of this Agreement. This Agreement may be executed in more than one counterpart, in which case all of them shall be deemed one and the same Agreement (provided that there exists at least one counterpart that has been executed by both parties). Any reference herein to a particular Section number (e.g., "Section 5.2"), shall be deemed a reference as well to all
Sections that bear sub-numbers to the number of the referenced Section (e.g.,
Sections 5.2.1, 5.2.2.1, etc.).

16.4. Non-Assignment.

16.4.1. Teletrac
This Agreement and any interest therein, and any of the rights and obligations of Teletrac hereunder, may be directly or indirectly assigned, sold or otherwise disposed of by Teletrac without the prior written consent of Tadiran; provided, however, that no such assignment, sale, or other disposition shall release or discharge Teletrac from any of its duties and obligations hereunder. No such assignment, sale, or disposition shall be valid unless the transferee agrees in writing to be bound by this Agreement.

16.4.2.  Tadiran

Neither this Agreement, nor any interest in the rights of Tadiran hereunder, may be directly or indirectly assigned, sold or otherwise disposed of by Tadiran.
Tadiran may not directly or indirectly subcontract or delegate any of its obligations under this Agreement to third parties, except with Teletrac's prior written approval, which shall be given only in the exercise of Teletrac's sole discretion. If such consent is granted, Tadiran shall be responsible for supervising the activities and performance of each subcontractor and shall be jointly and severally responsible with each subcontractor for any act or failure to act of such subcontractor. If Teletrac determines that the performance or conduct of any Tadiran subcontractor is unsatisfactory, Teletrac shall notify
Tadiran of its determination in writing, indicating the reasons therefor.
Tadiran shall promptly take all necessary actions to immediately remedy the performance or conduct of such contractor or to replace such contractor by another third party or by Tadiran personnel.

16.5. Amendments; Waivers. Except as provided expressly herein, this Agreement shall not be modified, amended or in any way altered except by written document signed by both of the parties hereto. No waiver of any provision of this
Agreement, or of any rights or obligations of any party hereunder, shall be effective unless in writing and signed by the party waiving compliance, and such waiver shall be effective only in the specific instance, and for the specific

                                       14

purpose, stated in such writing. No waiver of breach of, or default under, any provision of this Agreement shall be deemed a waiver of any other provision, or of any subsequent breach or default of the same provision, of this Agreement.

16.6. Legal Status of Parties. This Agreement shall not be construed to constitute any of the parties as a representative, agent, employee, partner, or co-venturer of any other party. Tadiran shall be an independent contractor for the performance under this Agreement. Tadiran shall not have the authority to enter into any agreement, or to assume any liability, on behalf of Teletrac, or to bind or commit Teletrac in any manner. Teletrac shall have no power to supervise, give directions, or otherwise regulate, Tadiran's operations or its employees. Tadiran shall assume full responsibility for payment of all federal, state, local, and other taxes or contributions imposed or required under unemployment insurance, social security, income tax, or similar laws with respect to such persons.

16.7. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, that provision shall be deemed stricken, and the remainder of the Agreement shall continue in full force and effect insofar as it remains a workable instrument to accomplish the intent and purposes of the parties. The parties further agree to replace the severed provision with the provision that will come closest to reflecting the intention of the parties underlying the severed provision but that will be valid, legal and enforceable.

16.8. Survival of Rights and Obligations. To the extent appropriate in context, the rights and obligations of the parties under this Agreement shall survive and continue after the termination of this Agreement for any reason, and shall bind the parties and their legal representatives, successors, heirs, and assigns.

16.9. Schedules. The Schedules attached hereto or incorporated herein by reference are an integral part of the Agreement. To the extent that there are any conflicts between the terms and conditions in the Schedules and those contained herein, the terms and conditions set forth herein shall control.

16.10. Expenses. Each party will bear all of its own costs and expenses
(including attorneys' fees) incurred in connection with this Agreement and the transactions contemplated hereby.

16.11. Remedies. Time is of the essence of this Agreement.

                                       15

IN WITNESS THEREOF, the parties hereunder have caused this Agreement to be executed and delivered by their respective duly authorized representatives, effective as of the date and year first set forth above.

ACCEPTED and executed this 13th day of December, 1996.

TELETRAC, INC.

By:  /s/ Alan B. Howe
     ----------------------------------

Name:  Alan B. Howe
       --------------------------------

Title:  Vice President - Finance
        -------------------------------

TADIRAN TELEMATICS LTD.

By:  /s/ Eddy Kafry
     -----------------------------------------------

Name:  Eddy Kafry
     -----------------------------------------------

Title:  General Manager
     -----------------------------------------------

                                       16

                                    GUARANTY
                                    --------

In consideration of the benefits to be realized from the foregoing agreement by
Tadiran Ltd., as the sole owner of all of the outstanding stock of Tadiran
Telematics Ltd. ("Telematics"), Tadiran Ltd., an Israeli corporation located at
26 Hashoftim Street, Holon, Israel, does hereby unconditionally, continuingly, irrevocably, and without limitation, guaranty the performance by Telematics of all of Telematic's duties and obligations under the Integrated Base Station Unit
Development Agreement to which this Guaranty is suffixed and does hereby waive any and all defenses to the enforcement of such Guaranty based upon the failure of Teletrac, Inc. to pursue or exhaust any remedies against Telematics, or upon the failure of Tadiran Ltd. to consent or agree to any amendment, modification, or other change to such agreement, or upon any other defense or claim not available to Telematics itself, it being the intention of Tadiran Ltd. to bind itself as fully as though it were a joint obligor under said agreement.

Dated:  December 13, 1996

TADIRAN, LTD.

By:  /s/ Eddy Kafry
     ---------------------------------

                                       17

                                  Schedule 1.4
                                  ------------

                              INTERFACE PROTOCOLS

To be provided by December 27, 1996 based on CCSP ICD Specification

Draft Rev. A dated November 25, 1996

                                       18

                                  Schedule 1.6
                                  ------------

                                PROJECT SCHEDULE

IBSU Major Milestones

IBSU - Development phase, major milestones for payment.



---------------- ---------------------------------------------------------- ----------------------- -----------------
Number           Description                                                Due Date                Payment %
                                                                                                          (A)
---------------- ---------------------------------------------------------- ----------------------- -----------------

1)               PDR                                                        October 20, 1996                     22%
---------------- ---------------------------------------------------------- ----------------------- -----------------
2)               Module Level Specifications                                December 27, 1996                    10%
                 Interface Control Document
---------------- ---------------------------------------------------------- ----------------------- -----------------
3)               CDR                                                        January 23, 1997                      8%
---------------- ---------------------------------------------------------- ----------------------- -----------------
4)               1. Pre Assembly RFFE PCB                                   February 17, 1997                    14%
                 2. Pre-assembly PSK Wide-Wide PCB
                 3. Assembled UMR PCB
                 4. Pre-assembly GMI/O PCB
                 5. MPRF - complete mechanical drawings
---------------- ---------------------------------------------------------- ----------------------- -----------------
5)               1. Pre-assembly PSK Narrow-Narrow PCB                      April 15, 1997                       12%
                 2. Pre-assembly FSK PCB
                 3. Pre-assembly DDS PCB
                 4. Assembled TOA PCB
                 5. Assembled GMI/O
                 6. Prototype of UMR board with ECM firmware
                 7. MPRF mechanical prototypes
                 8. CCSP - mechanical drawings
                 9. ATP - First draft
---------------- ---------------------------------------------------------- ----------------------- -----------------
6)               1. MPRF - assembled controller PCB                         June 16, 1997                        12%
                 2. ATP - final version
                 3. Prototype of GMI/O board
---------------- ---------------------------------------------------------- ----------------------- -----------------
7)               1. IBSU - Prototype (both MPRF & CCSP)                     August 17, 1997                       8%
                 2. Beginning of factory acceptance tests 5 units
---------------- ---------------------------------------------------------- ----------------------- -----------------
8)               1. Beginning of site acceptance tests 5 units              September 15, 1997                   14%
---------------- ---------------------------------------------------------- ----------------------- -----------------


The percents listed in column (A) apply to the $4.55 mm total IBSU development contract.

                                       19

                                  Schedule 1.9
                                  ------------

                                 SPECIFICATIONS

The attached document represents the Integrated Base Station Specifications Rev.
C dated December 1, 1996. On December 13, 1996, Teletrac's engineers provided comments to Tadiran to incorporate certain changes to conform the Specification to Teletrac's requirements. Tadiran believes all such comments or agreed upon alternatives will be incorporated in the Specification at the time of the CDR.

                                       20

                                  Schedule 2.2
                                  ------------

                             TESTING AND ACCEPTANCE

First draft to be submitted by April 15,1997 and final version by June 16, 1997 as per Schedule 1.6 Project Schedule.

                                       21

                                  Schedule 6.1
                                  ------------

                              DEVELOPMENT PAYMENTS

IBSU Major Milestones

IBSU - Development phase, major milestones for payment.



---------------- ---------------------------------------------------------- ----------------------- -----------------
Number           Description                                                Due Date                Payment %
                                                                                                          (A)
---------------- ---------------------------------------------------------- ----------------------- -----------------

1)               PDR                                                        October 20, 1996                     22%
---------------- ---------------------------------------------------------- ----------------------- -----------------
2)               Module Level Specifications                                December 27, 1996                    10%
                 Interface Control Document
---------------- ---------------------------------------------------------- ----------------------- -----------------
3)               CDR                                                        January 23, 1997                      8%
---------------- ---------------------------------------------------------- ----------------------- -----------------
4)               1.  Pre Assembly RFFE PCB                                  February 17, 1997                    14%
                 2.  Pre-assembly PSK Wide-Wide PCB
                 3.  Assembled UMR PCB
                 4.  Pre-assembly GMI/O PCB
                 5.  MPRF - complete mechanical drawings
---------------- ---------------------------------------------------------- ----------------------- -----------------
5)               1.  Pre-assembly PSK Narrow-Narrow PCB                     April 15, 1997                       12%
                 2.  Pre-assembly FSK PCB
                 3.  Pre-assembly DDS PCB
                 4.  Assembled TOA PCB
                 5.  Assembled GMI/O
                 6.  Prototype of UMR board with ECM firmware
                 7.  MPRF mechanical prototypes
                 8.  CCSP - mechanical drawings
                 9.  ATP - First draft
---------------- ---------------------------------------------------------- ----------------------- -----------------
6)               1.  MPRF - assembled controller PCB                        June 16, 1997                        12%
                 2.  ATP - final version
                 3.  Prototype of GMI/O board
---------------- ---------------------------------------------------------- ----------------------- -----------------
7)               1.  IBSU - Prototype (both MPRF & CCSP)                    August 17, 1997                       8%
                 2.  Beginning of factory acceptance tests 5 units
---------------- ---------------------------------------------------------- ----------------------- -----------------
8)               1.  Beginning of site acceptance tests 5 units             September 15, 1997                   14%

---------------- ---------------------------------------------------------- ----------------------- -----------------


The percents listed in column (A) apply to the $4.55 mm total IBSU development contract.

                                       22

                                  Schedule 6.2
                                  ------------

                       IBSU PRICES AND PURCHASE PAYMENTS

1. 50 Units Order

a) Unit Price 20% higher than listed in item 2(a)

b) 25% down payment. Balance on deliveries.

c) Monthly deliveries 15, 15, 20 units

2. 700 Unit Order

a)

              MPRF (excluding receivers)                           $12.0K
              FSK RCVR                                              $1.5K
              Dual PSK RCVR                                         $3.0K

              CCSP (excluding boards)                               $2.5K
              GMIO                                                  $2.5K
              TOA                                                   $4.0K
              UMR                                                   $2.5K
              DSS (dual)                                            $2.5K

b)    Payments: ARO - $500K
                Months 1-7 $500K per month

c)    Credits:

1.    First two monthly production deliveries $500K per delivery

2.    Last four monthly deliveries $750K per delivery

d)    Payment Terms: First Delivery of 350 units - payment upon shipment
      Balance of 700 units - net 30 days

e)    Monthly deliveries of 50 - 60 units

                                       23

                                  EXHIBIT 2.3
                                  -----------

                           PREFERRED ESCROW AGREEMENT

                        Account Number _________________

This Agreement is effective ________________, 19___ among Data Securities
International, Inc. ("DSI"), Tadiran Telematics Ltd. ("Depositor") and Teletrac
Inc. ("Preferred Beneficiary"), who collectively may be referred to in this
Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered or will enter into an
Integrated Base Station Unit Development Agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the license agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to
Preferred Beneficiary in the conduct of its business and, therefore, Preferred
Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the license agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE 1 -- DEPOSITS

1.1 Obligation to Make Deposit. After acceptance of the last of the Prototypes, and at least thirty (30) days before shipment of the first production order,
Depositor shall deliver to DSI the IBSU Production Package, which shall consist of all information necessary for the manufacture of the IBSU not including RSSW, including but not limited to: (a) schematic or other drawings or diagrams representing the circuitry of the IBSU, with devices and parts with part numbers cross-referenced to the bill of materials and with all respective connections shown; (b) a bill of materials that lists all parts and devices with part numbers and where appropriate specific electronic values for components such as resistors and capacitors; (c) documentation of mechanical drawings with specifications for any unique plastic parts; (e) master artwork, drill charts, packaging and fabrication notes for printed circuit boards; and (f) complete object code files, except RSSW, for all computer programs that are a part of, or are used in connection with, the IBSU, along with all associated technical documentation.

1.2 Identification of Tangible Media. Prior to the delivery of the deposit materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete Exhibit
A to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit A must be signed by

                                       24

Depositor and delivered to DSI with the deposit materials. Unless and until
Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 Deposit Inspection. When DSI receives the deposit materials and the Exhibit
A, DSI will conduct a deposit-inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit A.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit A, DSI will date and sign the Exhibit A and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit A, DSI will (a) note the discrepancies in writing on the Exhibit A; (b) date and sign the Exhibit A with the exceptions noted; and (c) provide a copy of the Exhibit A to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit A by DSI. Delivery of the signed Exhibit A to
Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

1.5  Depositor's Representations.  Depositor represents as follows:

a. With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

b. The deposit materials are not subject to any lien or other encumbrance.

1.6 Inspection. At the time Depositor shall notify Preferred Beneficiary that the IBSU Production Package is ready for deposit with DSI, Depositor shall allow
Preferred Beneficiary to inspect the IBSU Production Package prior to the deposit, so as to allow Preferred Beneficiary to ascertain that said package conforms to the provisions of Section 2.3 of the License Agreement.

1.7 Removal of Deposit Materials. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred
Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2 - CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the deposit materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to protect the confidentiality of the deposit materials. Except as provided in this Agreement,
DSI shall not disclose, transfer, make available, or use the deposit materials.
DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

                                       25

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred
Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3 -- GRANT OF RIGHTS TO DSI

Depositor hereby grants to DSI the right to transfer the deposit materials to
Preferred Beneficiary upon any release of the deposit materials for use by
Preferred Beneficiary in accordance with Section 4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the deposit materials.

ARTICLE 4 -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the following:

a. Termination of the License Agreement by the Preferred Beneficiary for
Material Default in accordance with Section 14.3(a) of the License Agreement; or

b. Completion of the purchase of 1,500 Base Station Units or (if occurring later) until the end of the 22nd calendar month after the month in which
Depositor delivered the first production units to Preferred Beneficiary.

4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a
Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice, to Depositor, by certified mail, return receipt requested, or by commercial express mail.

4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the deposit materials, Depositor shall have ten business days to deliver to
DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to
Preferred Beneficiary by certified mail, return receipt requested, or by commercial express mail. Additionally, DSI shall notify both Depositor and
Preferred Beneficiary that there is a dispute to be resolved pursuant to the
Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section
5.2, DSI will continue to store the deposit materials without release pending
(a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (e) order of a court.

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the
Depositor, DSI is authorized to release the deposit materials to the Preferred
Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the deposit materials to the Preferred

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Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. This Agreement will terminate upon the release of the deposit materials held by DSI.

4.5 Right to Use Following Release. Unless otherwise provided in the license agreement, upon release of the deposit materials in accordance with this Article
4, Preferred Beneficiary shall have the right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the license Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.

ARTICLE 5 -- TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to
DSI, DSI shall provide written notice of delinquency to all parties to this
Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by
DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this
Agreement by joint instruction of Depositor and Preferred Beneficiary, DSI shall destroy, return or otherwise deliver the deposit materials in accordance with
Depositor's instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall haves no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of the Agreement shall survive:

a. Depositor's Representations (Section 1.5);

b. The obligations of confidentiality with respect to the deposit materials;

c. The rights granted in the sections entitled Right to Transfer Upon Release
(Section 3) and Right to Use Following Release (Section 4.5), If a release of the deposit materials her occurred prior to termination;

d. The obligation to pay DSI any fees and expenses due;

e. The provisions of Article 7; and

                                       27

f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

ARTICLE 6 -- DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expense applicable to the services provided. Depositor and Preferred Beneficiary shall each pay 50% of such fees and expenses during the first 36 month of this
Agreement; thereafter, Preferred Beneficiary shall pay 100% of such fees. DSI shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7 - LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who give any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

7.3 Dispute Revolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American
Arbitration Association. Unless otherwise agreed by Depositor and Preferred
Beneficiary, arbitration will take place in San New York City, New York, U.S.A.
Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

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a. Give DSI at least two business days' prior notice of the hearing;

b. Include in any such order that, it a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8 -- GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this
Agreement shall be valid or binding unless signed by all the parties hereto;
except that Exhibit A need not be signed by DSI Preferred Beneficiary and
Exhibit D need not be signed.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit B. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, avoidability or unenforceability shall affect neither the validity of this
Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of
Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

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-----------------------                     ----------------------
Depositor                                   Preferred Beneficiary
By: ____________________                    By: ___________________

Name: __________________                    Name: _________________

Title: ___________________                  Title: _________________

Date:  ___________________                  Date:  ________________

                       Data Securities International, Inc.

                                    By: ________________________

                                    Name:  _____________________

                                    Title:  ______________________

                                    Date:  ______________________

                                       30

                                   EXHIBIT A

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name  _______________________________________
Account Number ________________________________________________

PRODUCT DESCRIPTION:

Product Name  __________________________ Version ______________
Operating System   ____________________________________________
_______________________________________________________________
Hardware Platform   ___________________________________________
_______________________________________________________________

DEPOSIT COPYING INFORMATION:

Hardware required:   __________________________________________
_______________________________________________________________
Software required:  ___________________________________________
_______________________________________________________________

DEPOSIT MATERIAL DESCRIPTION:



Qty                  Media Type & Size                Label Description of Each Separate Item
                                                      (excluding documentation)
____                 Disk 3.5" or ___
____                 DAT tape ____ mm
____                 CD-ROM
____                 Data cartridge tape ___
____                 TK 70 or ___ tape
____                 Magnetic tape ____
____                 Documentation
____                 Other _____________




I certify for Depositor that the above described deposit     DSI has inspected and accepted the above materials (any
materials have been transmitted to DSI:                      exceptions are noted above):
Signature  _______________________                           Signature _________________
Print Name ______________________                            Print Name  _______________
Date  ___________________________                            Date Accepted _____________
                                                             Exhibit A# ________________


Send materials to: DSI, 9555 Chesapeake Dr. #200, San Diego, CA 92123

                                       31



                                   EXHIBIT B

                               DESIGNATED CONTACT

                      Account Number ____________________

Notices, deposit material returns and communications to      Invoices to Depositor should be addressed to:
Depositor should be addressed to:
Company Name: _____________________                          ______________________________
Address: __________________________                          ______________________________
Designated Contact: _______________                          Contact: _____________________
Telephone:  _______________________                          ______________________________
Facsimile:   ______________________                          ______________________________

Notices and communications to Preferred Beneficiary should   Invoices to Preferred Beneficiary should be addressed
be addressed to:                                             to:

Company Name: _____________________                          ______________________________
Address: __________________________                          ______________________________
Designated Contact:  ______________                          Contact:  ____________________
Telephone:  _______________________                          ______________________________
Facsimile:  _______________________                          ______________________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, deposit materials and notices to DSI should be Invoice inquiries and fee remittances to DSI should be addressed to: addressed to:

DSI                                                          DSI
Contract Administration                                      Accounts Receivable
Suite 200                                                    Suite 1450
9555 Chesapeake Drive                                        425 California Street
San Diego, CA 92123                                          San Francisco, CA 94104

Telephone: (619) 694-4900                                    Telephone:  (415) 398-7900
Facsimile: (619) 694-1919                                    Facsimile:  (415) 398-7914

Date:  ________________


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